UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2007

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2007, the Company and Laurus Master Fund Ltd. ("Laurus") entered into a Securities Exchange Agreement that provides for the issuance by the Company to Laurus of a total of 1,500,000 shares of Common Stock (the "Shares") in exchange for and in cancellation of i) $194,754.00 of stated value of Series G Preferred Stock held by Laurus, and ii) $18,996.00 of stated value of Series I Preferred Stock. Following this exchange, Laurus owns a total of $1,255,656 of stated value of Series G Preferred Stock and $6,374,984 of stated value of Series I Preferred Stock. As a result of the payment of the Shares, a total of $213,750 will be applied to pay the monthly redemption payments owing under the Preferred Stock in chronological order as follows: (i) the entire monthly redemption amounts ($27,822 per month) owing under the Series G Preferred Stock for the months of February through August, 2007 (for a total of $194,754), and (ii) $18,996 of the redemption amount owing under the Series I Preferred Stock for the month of August, 2007.

Item 3.02 Unregistered Sales of Equity Securities.

As reported more fully in Item 1.01 above and incorporated herein by reference, the Company issued a total of 1,500,000 shares of Common Stock to Laurus. This transaction was exempt under Section 4(2) of the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

May 1, 2007	By:	/s/ C. Neil Beer

Name: C. Neil Beer
Title: Chief Executive Officer